Exhibit 99.1

                    MIIX GROUP REPORTS FIRST QUARTER RESULTS

LAWRENCEVILLE, NJ, May 7, 2003 -- The MIIX Group, Inc. (OTC: MIIX), a provider of medical professional liability insurance services, announced net operating income of $7.2 million, or $.54 per share, for the first quarter ended March 31, 2003, compared to a net operating loss for the first quarter ended March 31, 2002 of $38.9 million, or $2.90 per share. The Company had net income for the first quarter ended March 31, 2003 of $5.2 million, or $.38 per share, compared to a net loss of $45.4 million, or $3.38 per share in the first quarter of 2002. Net operating income is a non-GAAP financial measure calculated by adding realized investment losses of $2.0 million to GAAP net income of $5.2 million.

"The Company had a stable quarter in a very unstable operating environment," stated Chairman and CEO Patricia A. Costante. "Loss reserves and the investment portfolio remained strong, with some exceptions, while operations otherwise reflected the ongoing run-off of the Company's insurance operations, with continued declines in investment income and underwriting expenses."

The number of reported claims outstanding continued to drop, from 7,496 at December 31, 2002 to 7,067 at March 31, 2003, representing a 5.7% decline in the quarter. The emerging loss and loss adjustment expense data now suggests that loss reserve development may be accelerating, from prompter reporting of claims to quicker movement of claims through the litigation process and, ultimately, to earlier settlement of claims. This has been expected, due to the Company's run-off status and financial challenges as well as to a "best practices" program in the New Jersey court system that was instituted during 2001. The ultimate economic impact of the acceleration is unclear at this time. The Company expects that it could lead to lower settlement values and reduced loss adjustment expenses but with some level of offset associated with reduced investment income.

The Company received approval from the New Jersey Department of Banking and Insurance to discount net loss and loss adjustment expense reserves as of December 31, 2002. Statutory surplus for MIIX Insurance Company was $72.3 million after inclusion of $53.6 million of discount calculated at a 3% interest rate for its statutory basis financial statements. The Company believes that the discounted reserves provide a more accurate picture of the economics of the run-off operations. In addition, the Company agreed to certain operating limitations with the Department including, primarily, prior approval before incurring new debt, paying dividends or investing in below investment-grade assets.

The Company continued to focus on building its medical professional insurance services operation during the quarter. The Company received income of $1.3 million in the first quarter of 2003 associated with providing such services to MIIX Advantage Insurance Company of New Jersey.

"Future loss reserve development remains very unclear given the tremendous volatility of the legal and medical environments. The medical professional liability situation is now in crisis in many states and the ultimate outcome of the crisis, as reflected in new tort reform legislation or otherwise, is very difficult to predict. We are working very aggressively to manage this difficult situation. We have sought to provide additional data on our progress to the Company's investors through the quarterly financial supplement. The Company continues in its transformation from an insurance risk-bearer to an insurance services provider. Our goal is to preserve the existing value in the Company and to build that value through growth in our servicing and consulting businesses," concluded Costante.

FIRST QUARTER 2003 PERFORMANCE RESULTS

Total Premiums Written: Total premiums written were negative $1.1 million in the first quarter of 2003, a decrease of $96.7 million compared to first quarter 2002. The decrease in total premiums written primarily reflects the Company's cessation of writing or renewing policies during the second quarter of 2002. Activity in the first quarter of 2003 included New Jersey policy cancellations of $4.5 million, somewhat offset by tail coverage premiums written in other states of $3.2 million and other net premiums written of $0.2 million.

Net Premiums Earned: Net premiums earned for the quarter decreased by $17.3 million, consisting of decreases in direct and ceded premiums earned of $39.1 million and $21.8 million, respectively. The decrease in direct premiums earned reflects the Company's cessation of writing or renewing policies during 2002. The reduction in ceded premiums earned resulted from reduced direct earned premiums during the period as well as additional ceded earned premiums of $13.1 million in the first quarter of 2002 associated with adjustments made to ceded loss and loss adjustment expense reserves at that time.

Net Investment Income: Net investment income decreased $7.3 million for the first quarter of 2003 compared to 2002. The decrease in net investment income reflects the combined effects of a decline in market yields, a decline in the total invested asset base, and an increase in average short term investments held during the first quarter of 2003 as compared to first quarter 2002.

Realized Investment Gains (Losses): Net realized losses on investments were $2.0 million during the quarter, composed of realized gains of $6.2 million and realized losses of $8.2 million. The realized gains primarily resulted from ongoing investment portfolio repositioning while realized losses included $7.4 million of investment write-downs in the quarter, including $6.4 million associated with Conseco/Green Tree Financial and $1.0 million from continued poor performance in collateralized bond and loan obligations..

Other Revenue/Expense: Other revenue/expense increased $0.2 million for the first quarter of 2003 compared to 2002. The net other income and expenses of $1.4 million for the first quarter of 2003 consisted primarily of financing revenues of $0.2 million, net management fees associated with administering the operations of MIIX Advantage Insurance Company of New Jersey of $0.6 million and renewal rights revenues of $0.7 million.

Loss and Loss Adjustment Expenses: Loss and loss adjustment expenses decreased $64.8 million for the first quarter of 2003 compared to 2002. The net decrease consisted of the net effect of a reduction in gross losses and allocated loss adjustment expenses incurred of $109.5 million, a reduction in ceded losses incurred of $40.7 million and an increase in ULAE incurred of $4.0 million. The net decrease largely resulted from the reduction in net earned premiums in first quarter 2003 compared to 2002 along with the net effects of reserve adjustments between the two periods. In first quarter 2003, prior year direct reserves were reduced by $4.9 million, while ceded losses were reduced by $2.0 million for a net reduction in net loss and loss adjustment expenses associated with reserve adjustments of $2.9 million. In first quarter 2002, prior year direct reserves were increased by $54.5 million while ceded losses were increased by $25.0 million for a net increase in net loss and loss adjustment expenses associated with reserve adjustments of $29.5 million. The reserve adjustments in both periods resulted from internal evaluations.

Underwriting Expenses: Underwriting expenses decreased $5.0 million in the first quarter of 2003 compared to the first quarter of 2002. The net decrease in the quarter was composed of reductions in most underwriting and administration cost categories as the result of extensive cost reduction measures taken since entering run-off in 2002.

Funds Held Charges: Funds held charges relate to the Company's ceded reinsurance program. Funds held charges decreased by $10.6 million in the first quarter of 2003 compared to the first quarter of 2002. The decrease primarily relates to adjustments to ceded loss and loss adjustment expense reserves recorded in first quarter of 2002 that resulted in additional ceded premiums earned and produced $8.3 million of additional funds held charges in that quarter.

Provision for Income Taxes: The income tax benefit of $1.9 million in the first quarter of 2003 reflects utilization of the Company's tax loss carryforward, a $2.0 million Federal deferred tax benefit related to unrealized gains on the investment portfolio as well as $0.1 million of state income taxes. The income tax benefit recorded in the first quarter of 2002 occurred from recognition of a net operating loss carryback resulting from a tax law change passed in the first quarter of 2002.

BOOK VALUE AND SHARE INFORMATION

As of March 31, 2003, book value was $3.13 per share based on 14,564,143 outstanding shares. Excluding net unrealized gains on the investment portfolio, book value was $1.97 per share on the same share base.

Weighted average shares outstanding were 13,829,191 and 13,476,709 for the quarters ended March 31, 2003 and 2002 respectively.

FIRST QUARTER RESULTS CONFERENCE CALL
A conference call open to all interested participants will take place on Thursday, May 8, 2003 at 8:30 a.m. EDT. The call-in number is 800-289-0468. The call will be hosted by Patricia A. Costante, Chairman and Chief Executive Officer, and will include an overview of first quarter results provided by Allen
G. Sugerman, Chief Financial Officer. The public is invited to participate in a listen-only mode.

A replay of the call will be available from May 8, 2003 at 11:30 a.m. EDT. The replay of the call can be accessed by dialing 888-203-1112, access code 463184.

CORPORATE INFORMATION
Headquartered in Lawrenceville, New Jersey, The MIIX Group (www.miix.com) currently protects physicians, medical professionals, medical groups, and healthcare institutions with a portfolio of claims management and consulting services. Two of The MIIX Group's insurance subsidiaries, Lawrenceville Property and Casualty Company and MIIX Insurance Company, are in solvent run-off.

Forward Looking Statement

This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the implementation of the Company's business plan is subject to completion of financial analyses and other contingencies. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the Company's ability to manage the run-off of its insurance business, the Company's ability to settle claims effectively, the Company's ability to manage its investment portfolio, the Company's ability to service MIIX Advantage under the management contract and other arrangements, the Company's ability to sell additional management and consulting services to additional providers of medical malpractice insurance, the Company's ability to avoid mandatory control by the regulators in states where it does business, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures, and various other factors. The words "believe," "expect," "anticipate," "project," and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance in these forward-looking statements which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:

          The MIIX Group, Inc.,
          Investors & Analysts Contact:
          Allen Sugerman, Chief Financial Officer
          asugerma@MIIX.com
          -----------------
          (800) 234- MIIX, ext. 1311

          or

          The MIIX Group, Inc.
          News Media Contact:
          Emmalee Morrison, AVP Corporate Communications
          800-234-MIIX, ext. 1335
          emorriso@miix.com


                                     # # # #

                              The MIIX Group, Inc.
                   Unaudited Consolidated Statements of Income
                      (in thousands, except per share data)

                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                   2003         2002
Total Premiums Written                                          $ (1,136)    $ 95,526
                                                            ==========================

Revenues

Net premiums earned                                             $ 19,860     $ 37,153
Net investment income                                             10,945       18,249
Realized investment gains (losses)                                (2,004)      (1,503)
Other revenue                                                      1,638        2,816
                                                            --------------------------
     Total revenues                                               30,439       56,715
                                                            --------------------------

Expenses

Loss and loss adjustment expenses                                 16,963       81,804
Underwriting expenses                                              5,743       10,740
Funds held charges                                                 4,135       14,759
Restructuring Charge                                                  --        2,552
Other expenses                                                       246        1,274
                                                            --------------------------
     Total expenses                                               27,087      111,129
                                                            --------------------------

Income (loss) before income taxes                                  3,352      (54,414)
Provision (Benefit) for income taxes                              (1,888)     (11,421)

Net Income (loss) before cumulative effect of
  an accounting change                                          $  5,240     $(42,993)
                                                            --------------------------

Cumulative effect of an accounting change, net of tax           $     --     $ (2,373)
                                                            --------------------------
Net Income (loss)                                               $  5,240     $(45,366)
                                                            --------------------------

Realized investment (gains) losses, net of tax                     2,004        1,503
Cumulative effect of an accounting change, net of tax                  -        2,373
Restructuring charges, net of tax                                      -        2,552
                                                            --------------------------
NET OPERATING INCOME (LOSS)                                     $  7,244     $(38,938)
                                                            ==========================

Weighted average number of shares outstanding - Basic         13,369,298   13,424,695
Weighted average number of shares outstanding - Diluted       13,829,191   13,476,709

Operating Earnings (Loss)  Per Share                            $   0.54     $  (2.90)

Basic Earnings (Loss) Per Share before cumulative effect of
  an accounting change                                          $   0.39     $  (3.20)
Cumulative effect of an accounting change                           0.00     $  (0.18)
Basic Earnings (Loss) Per Share                                 $   0.39     $  (3.38)

Diluted Earnings (Loss) Per Share before cumulative effect of
  an accounting change                                              0.38     $  (3.20)
Cumulative effect of an accounting change                           0.00     $  (0.18)
Diluted Earnings (Loss) Per Share                               $   0.38     $  (3.38)

Selected Financial Data

GAAP Loss & LAE ratio                                              85.4%       220.2%
GAAP Expense ratio                                                 28.9%        28.9%
                                                            --------------------------
GAAP Combined ratio                                               114.3%       249.1%

                                                                         March 31, 2003
                                                                           Unaudited
Total Stockholders' Equity                                                   $ 45,618
Net unrealized gains (losses) net of tax, included in equity                 $ 16,951
Book value per share                                                         $   3.13
Book value per share excl. unrealized losses, net of tax                     $   1.97

Common Shares outstanding                                                  14,564,143

Income Statement Analysis
March 31, 2002

                                                                   THREE MONTHS
                                                                    3/31/2002
Revenues
Net premiums earned                                                            140,590
Net Investment Income                                                           62,078
Realized investment gains, net                                                   5,355
Other revenue                                                                    6,862
                                                            ---------------------------
Total revenues                                                                 214,885
                                                            ---------------------------

Expenses
Losses and loss adjustment expense                                             139,115
Underwriting expenses  **                                                       32,100
Funds held charges                                                              18,586
Other expenses                                                                   2,568
Restructuring Charge                                                                 0
Impairment of Capitalized System Costs                                               0
                                                            ---------------------------
Total expenses                                                                 192,369
                                                            ---------------------------

Income before/(loss) income taxes                                               22,516
Provision for income taxes                                                       6,441
                                                            ---------------------------
Net income/(loss) before cumulative effect of a
  change in accounting principle                                                16,075
                                                            ---------------------------

Cumulative effect of an accounting change, net of tax                           -5,283
                                                            ---------------------------
Net Income/(loss)                                                               10,792
                                                            ===========================

Operating Income
Net income/ (loss)                                                              10,792
Realized investment losses (net of tax)                                         -3,481
Restructuring Charge (net of tax)                                                    0
Other charges/ (benefits) (net of tax)                                             882
Gain/ (loss) on sale of non-ins. Sub (net of tax)                                 -271
Cumulative effect of an accounting change (net of Tax)                           5,283
                                                            ---------------------------
Operating Income/ (loss)                                                        13,205
                                                            ===========================

Weighted Basic Shares Outstanding                                               13,544
Weighted Diluted Shares Outstanding                                             13,586

Operating EPS                                                                     0.97
Diluted Operating EPS                                                             0.97

Basic Earnings/(Loss) per Share before cumulative
  effect of adopting new accounting principles                                    1.19
Cumulative effect of an accounting change                                        -0.39
Basic Earnings Per Share                                                          0.80

Diluted Earnings/(Loss) per Share before cumulative
  effect of adopting new accounting principles                                    1.18
Cumulative effect of an accounting change                                        -0.39
Diluted Earnings per share                                                        0.79

Cash dividend per share                                                           0.15

Total equity                                                                   313,513
Unrealized gains/ (losses)                                                       6,164

Shares Outstanding                                                          13,469,329
Book Value per share before unrealized gain/loss                                 22.82
Book Value per share after unr. gain/loss (actual)                               23.28

GAAP Ratios

Loss Ratio                                                                       99.0%
Expense Ratio                                                                    22.8%
Combined Ratio                                                                  121.8%